Exhibit 99.1

Contacts:

Michael O. Staiger

Executive Vice President and

Chief Financial Officer

Copper Mountain Networks, Inc.

858.410.7110

IR@coppermountain.com

COPPER MOUNTAIN NETWORKS ANNOUNCES THIRD QUARTER 2004

FINANCIAL RESULTS

PALO ALTO, Calif., November 1, 2004—Copper Mountain Networks, Inc. (Nasdaq: CMTN), a leading provider of intelligent broadband access solutions, today announced financial results for the third quarter of 2004.

Net revenue for the third quarter of 2004 was $1.8 million, compared with $2.1 million in the second quarter of 2004. Net loss on a generally accepted accounting principles (GAAP) basis for the third quarter of 2004 was $3.6 million, or $0.51 per share, compared to a net loss of $5.7 million, or $0.88 per share in the second quarter of 2004.

The net loss for the third quarter of 2004 includes a non-cash stock-based compensation credit of $1.6 million, a credit of $0.6 million related to the reversal of certain accrued compensation, and an inventory obsolescence charge of $0.9 million. The net loss for the second quarter of 2004 includes a non-cash stock-based compensation charge of $0.9 million and a gain of $0.3 million which was primarily related to the collection of past due rent from a former sub-lease tenant.

During the third quarter of 2004, net cash and short-term investments decreased by $4.9 million to a balance of $17.1 million at the end of the quarter. Net cash and short-term investments utilized during the second quarter of 2004 was $5.9 million excluding the net proceeds from the May 2004 equity financing.

Key recent accomplishments include:

•	Announced the commercial deployment of VantEdge by three additional Independent Operating Companies: Planters Telephone Cooperative, Roberts County Telephone Cooperative and Hayneville Telephone Company;

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Copper Mountain Networks Announces Third Quarter 2004 Financial Results	Page 2

•	Announced that Mpower Communications, a leading CLEC and a longtime Copper Mountain customer, has expanded its deployment of VantEdge products used as high-performance Broadband Aggregation Hubs;

•	Announced important enhancements of the VantEdge platform to support the rapidly emerging Ethernet and Fiber-based network architectures. These features include a new high-performance forwarding engine and a 2-port OC-12c / STM-4 line module;

•	Announced that VantEdge has received final type approval from China’s Ministry of Information Industry. Completion of this rigorous testing is an important milestone in Copper Mountain’s efforts to enter the China market;

•	Announced that NTT-ME, a subsidiary of Nippon Telegraph and Telephone, has signed a distribution agreement to sell VantEdge in Japan.

Securities Litigation Update

On August 26, 2004, the Delaware Chancery Court granted plaintiffs’ voluntary dismissal of a derivative lawsuit filed against certain officers and directors for alleged wrongdoings connected with the events alleged in the previously dismissed federal securities litigation. With this action, the company has obtained dismissal of all federal and state securities litigation previously brought against the company.

Copper Mountain Networks’ third quarter 2004 earnings conference call will be broadcast live today at 1:30 p.m. PDT (4:30 p.m. EDT). The dial-in number for the conference call is 1.800.638.5439 (U.S./Canada) and 1.617.614.3945 (International). Please call a few minutes early to allow time for all participants to join. The live Webcast can be accessed through the Investor Relations section on the Copper Mountain Web site at www.coppermountain.com or www.streetevents.com.

A replay of the conference call will be available on Copper Mountain’s Web site approximately 45 minutes after the call concludes. For replay telephone access, dial 1.888.286.8010 (U.S./Canada) or 1.617.801.6888 (International) and enter passcode number 10877556. The telephone replay will be available for one week after the call. The Webcast replay will be available on Copper Mountain’s Web site until the results for the current fiscal quarter are released.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) is a leading provider of intelligent broadband access solutions. The company offers a broad set of subscriber access and broadband remote

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access server (BRAS) equipment for ILECs, IXCs, PTTs, CLECs, IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations and are subject to risks and uncertainties, such as statements regarding Copper Mountain’s unproven operating plan and customer acceptance of Copper Mountain’s products. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: our ability to successfully introduce and commercialize the VantEdge product and the market acceptance of this product; our ability to form and maintain successful marketing and distribution relationships with strategic partners, value-added resellers and other distribution partners; our ability to penetrate the incumbent local exchange carrier (ILEC), inter-exchange carrier (IXC), international postal, telephone and telegraph (PTT), and independent operating company (IOC) service provider markets with the VantEdge product; our ability to commence and successfully complete laboratory trials with our current and prospective customers; our ability to realize sufficient revenues in the future to sustain our operations or achieve profitability on an annual or quarterly basis; the need for additional financing and risks related to obtaining adequate financing in the current market environment; factors which could affect our profit margins or lead to increased expenses; factors affecting the demand for DSL and other broadband technologies; general economic conditions, and the extent and timing of the economic recovery, which are beyond Copper Mountain’s ability to control. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2003 and other reports and filings made and to be made with the

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Securities and Exchange Commission, including, but not limited to, our Quarterly Reports on Form 10-Q.

Copper Mountain and all Copper Mountain product names are trademarks of Copper Mountain Networks, Inc. All other marks are the property of their respective owners.

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Copper Mountain Networks Announces Third Quarter 2004 Financial Results	Page 5

Copper Mountain Networks, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net revenue	$1,814	$3,698	$5,908	$10,840
Cost of revenue	1,526	1,209	3,370	3,640

Gross margin	288	2,489	2,538	7,200
Operating expenses:
Research and development	3,290	3,225	9,967	9,949
Sales and marketing	1,025	1,545	3,816	4,937
General and administrative	1,204	1,835	4,302	5,822
Amortization of deferred stock compensation	(1,589)	808	(126)	2,899
Recovery of bad debt	—	(2,600)	—	(3,404)
Restructuring and other non-recurring costs	—	—	(260)	—

Total operating expenses	3,930	4,813	17,699	20,203

Loss from operations	(3,642)	(2,324)	(15,161)	(13,003)
Other income, net	59	51	142	84

Net loss	$(3,583)	$(2,273)	$(15,019)	$(12,919)

Basic and diluted net loss per share	$(0.51)	$(0.40)	$(2.32)	$(2.29)
Basic and diluted common stock equivalent shares	7,066	5,713	6,464	5,633

Condensed Balance Sheets

(in thousands)

	Sept. 30, 2004	Dec. 31, 2003
Assets

Current assets:
Cash and S-T investments	$17,089	$22,980
Accounts receivable	966	1,305
Inventory	1,846	2,194
Other current assets	748	734

Total current assets	20,649	27,213
Property and equipment, net	1,658	2,172
Other assets	404	619

	$22,711	$30,004

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$783	$1,127
Accrued liabilities	4,530	6,333
Current notes payable	—	168

Total current liabilities	5,313	7,628
Notes payable	—	—
Other liabilities	1,650	2,298
Total stockholders’ equity	15,748	20,078

	$22,711	$30,004